Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 148 and Amendment No. 151 to the Registration Statement on Form N-1A of GraniteShares ETF Trust regarding the Prospectus and Statement of Additional Information of GraniteShares Autocallable AAPL ETF, GraniteShares Autocallable AMD ETF, GraniteShares Autocallable AMZN ETF, GraniteShares Autocallable APP ETF, GraniteShares Autocallable AVGO ETF, GraniteShares Autocallable BABA ETF, GraniteShares Autocallable COIN ETF, GraniteShares Autocallable CRCL ETF, GraniteShares Autocallable CRWV ETF, GraniteShares Autocallable GOOGL ETF, GraniteShares Autocallable HIMS ETF, GraniteShares Autocallable HOOD ETF, GraniteShares Autocallable INTC ETF, GraniteShares Autocallable IONQ ETF, GraniteShares Autocallable MARA ETF, GraniteShares Autocallable META ETF, GraniteShares Autocallable MRVL ETF, GraniteShares Autocallable MSFT ETF, GraniteShares Autocallable MSTR ETF, GraniteShares Autocallable NBIS ETF, GraniteShares Autocallable NFLX ETF, GraniteShares Autocallable NVDA ETF, GraniteShares Autocallable ORCL ETF, GraniteShares Autocallable PLTR ETF, GraniteShares Autocallable QBTS ETF, GraniteShares Autocallable RDDT ETF, GraniteShares Autocallable RGTI ETF, GraniteShares Autocallable SMCI ETF, GraniteShares Autocallable SMR ETF, GraniteShares Autocallable TSLA ETF,and GraniteShares Autocallable UPST ETF, each a series of GraniteShares ETF Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 13, 2026